Exhibit 23(g)(ii)

                        SUB-CUSTODIAN SERVICES AGREEMENT

         THIS AGREEMENT is made as of February 2, 1998 among PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC Bank"), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as custodian ("Custodian"), RODNEY SQUARE MANAGEMENT CORPORATION, a Delaware corporation ("RSMC") and THE RODNEY SQUARE TAX-EXEMPT FUND, a Massachusetts business trust (the "Fund").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, Custodian serves as custodian for the Fund pursuant to a custody agreement with the Fund; and

         WHEREAS, Custodian, with the consent of the Fund, wishes to retain PNC Bank to provide sub-custodian services, and PNC Bank wishes to furnish sub-custodian services, either directly or through an affiliate or affiliates, as more fully described herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.        DEFINITIONS.  AS USED IN THIS AGREEMENT:

                   (a)  "1933 ACT" means the Securities Act of 1933, as amended.

                   (b) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

                   (c) "AUTHORIZED PERSON" means any officer of the Fund, the Custodian and any

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other  person  duly  authorized  by the Fund's  Board of  Trustees  to give Oral
Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PNC Bank. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

                   (d) "BOOK-ENTRY SYSTEM" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

                   (e)  "CEA" means the Commodities Exchange Act, as amended.

                   (f) "ORAL INSTRUCTIONS" mean oral instructions received by PNC Bank from an Authorized Person or from a person reasonably believed by PNC Bank to be an Authorized Person.

                   (g) "PNC BANK" means PNC Bank, National Association or a subsidiary or affiliate of PNC Bank, National Association.

                   (h)  "SEC" means the Securities and Exchange Commission.

                   (i) "SECURITIES LAWS" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

                   (j) "SHARES" mean the shares of beneficial interest of any series or class of the Fund.

                   (k)  "PROPERTY" means:

                             (i) any and all securities and other investment items which the Fund may from time to time deposit, or cause to be deposited, with PNC Bank or which PNC Bank may from time to time hold for the Fund;

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                             (ii)    all  income  in  respect  of  any  of  such
                                     securities or other investment items;

                             (iii) all proceeds of the sale of any of such securities or investment items; and

                             (iv) all proceeds of the sale of securities issued by the Fund, which are received by PNC Bank from time to time, from or on behalf of the Fund.

                   (l) "WRITTEN INSTRUCTIONS" mean written instructions signed by one Authorized Person and received by PNC Bank. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. APPOINTMENT. Custodian, with the consent of the Fund, hereby appoints PNC Bank to provide sub-custodian services to the Fund, on behalf of each of its investment portfolios (each, a "Portfolio"), and PNC Bank accepts such appointment and agrees to furnish such services.

         3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PNC Bank with the following:

                   (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PNC Bank or its affiliates to provide services;

                   (b) a copy of the Fund's most recent effective registration statement;

                   (c)  a copy of each Portfolio's advisory agreements;

                   (d) a copy of the distribution agreement with respect to each class of Shares;

                   (e) a copy of each Portfolio's administration agreement if PNC Bank is not providing the Portfolio with such services;

                   (f) copies of any shareholder servicing agreements made in respect of the Fund

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                        or a Portfolio; and

                   (g)  certified  or  authenticated   copies  of  any  and  all
                        amendments or supplements to the foregoing.

         4.        COMPLIANCE WITH LAWS.

                   PNC Bank undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PNC Bank hereunder. Except as specifically set forth herein, PNC Bank assumes no responsibility for such compliance by the Fund or any Portfolio.

         5.        INSTRUCTIONS.

                   (a) Unless otherwise provided in this Agreement, PNC Bank shall act only upon Oral Instructions and Written Instructions.

                   (b) PNC Bank shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PNC Bank to be an Authorized Person) pursuant to this Agreement. PNC Bank may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PNC Bank receives Written Instructions to the contrary.

                   (c) Custodian and the Fund, as applicable, agree to forward to PNC Bank Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PNC Bank or its affiliates) so that PNC Bank receives the Written Instructions by the close of business

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on the same day that such Oral  Instructions  are  received.  The fact that such confirming Written Instructions are not received by PNC Bank shall in no way invalidate the transactions or enforceability of the transactions authorized by
the  Oral  Instructions.   Where  Oral  Instructions  or  Written   Instructions
reasonably appear to have been received from an Authorized Person, PNC Bank shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PNC Bank's actions comply with the other provisions of this Agreement.

         6.        RIGHT TO RECEIVE ADVICE.

                   (a) ADVICE OF THE FUND. If PNC Bank is in doubt as to any action it should or should not take, PNC Bank may request directions or advice, including Oral Instructions or Written Instructions, from Custodian or the Fund, as applicable.

                   (b) ADVICE OF COUNSEL. If PNC Bank shall be in doubt as to any question of law pertaining to any action it should or should not take, PNC Bank may request advice at its own cost from such counsel of its own choosing (who may be counsel for Custodian, the Fund, the Fund's investment adviser or PNC Bank, at the option of PNC Bank).

                   (c) CONFLICTING ADVICE. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PNC Bank receives and the advice it receives from counsel, PNC Bank shall be entitled to rely upon and, after notice to Custodian and the Fund, to follow the advice of counsel. In the event PNC Bank so relies on the advice of counsel, PNC Bank remains liable for any action or omission on the part of PNC Bank which constitutes willful misfeasance, bad faith, negligence or reckless disregard by PNC Bank of any duties, obligations or responsibilities set forth in this Agreement.

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                   (d)  PROTECTION  OF PNC BANK.  PNC Bank shall be protected in any action it takes or does not take in reliance upon Oral Instructions or Written Instructions it receives from the Fund, or directions or advice from counsel and which PNC Bank believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PNC Bank (i) to seek such directions, advice or Oral Instructions or Written Instructions, or
(ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PNC Bank's properly taking or not taking such action. Nothing in this subsection shall excuse PNC Bank when an action or omission on the part of PNC Bank constitutes willful misfeasance, bad faith, negligence or reckless disregard by PNC Bank of any duties, obligations or responsibilities set forth in this Agreement.

         7. RECORDS; VISITS. The books and records pertaining to Custodian, the Fund and any Portfolio, which are in the possession or under the control of PNC Bank, shall be the property of Custodian and the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. Custodian, the Fund and Authorized Persons shall have access to such books and records at all times during PNC Bank's normal business hours. Upon the reasonable request of Custodian or the Fund, copies of any such books and records shall be provided by PNC Bank to Custodian, the Fund or to an authorized representative of either, at the Fund's expense.

         8. CONFIDENTIALITY. PNC Bank agrees to keep confidential all records of Custodian, the Fund and information relating to Custodian, the Fund and its shareholders, unless the release of such

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records or  information is otherwise  consented to, in writing,  by Custodian or the Fund, as the case may be. Custodian and the Fund agree that such consent shall not be unreasonably withheld and may not be withheld where PNC Bank may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities, unless PNC Bank is indemnified by Custodian or the Fund, as the case may be.

         9. COOPERATION WITH ACCOUNTANTS. PNC Bank shall cooperate with Custodian's and the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

         10. DISASTER RECOVERY. PNC Bank shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PNC Bank shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PNC Bank shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PNC Bank's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

         11. COMPENSATION. As compensation for sub-custody services rendered by PNC Bank during the term of this Agreement, RSMC, on behalf of the Fund and each of the Portfolios, will pay to PNC Bank a fee or fees as may be agreed to in writing from time to time by RSMC, the Fund and PNC Bank.

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         12.       INDEMNIFICATION.  The Fund and  Custodian,  on behalf of each
Portfolio, agree to indemnify and hold harmless PNC Bank and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto, and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PNC Bank takes
(i) at the request or on the direction of or in reliance on the advice of the Fund or Custodian or (ii) upon Oral Instructions or Written Instructions. The Custodian's indemnification of PNC Bank is subject to the Fund's indemnification of Custodian. Neither PNC Bank, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PNC Bank's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement.

         13.       RESPONSIBILITY OF PNC BANK.

                   (a) PNC Bank shall be under no duty to take any action on behalf of Custodian, or the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PNC Bank in writing. PNC Bank shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PNC Bank shall be liable for any damages arising out of PNC Bank's failure to perform its duties under this Agreement to the extent such damages arise out of PNC Bank's willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement.

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                   (b)  Without  limiting the  generality of the foregoing or of any other provision of this Agreement, (i) PNC Bank shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PNC Bank reasonably believes to be genuine; or (B) subject to section 10, delays or errors or loss of data occurring by reason of circumstances beyond PNC Bank's control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                   (c) Notwithstanding anything in this Agreement to the contrary, neither PNC Bank nor its affiliates shall be liable to Custodian, or the Fund or to any Portfolio for any consequential, special or indirect losses or damages which Custodian or the Fund may incur or suffer by or as a consequence of PNC Bank's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PNC Bank or its affiliates.

                   (d) Notwithstanding anything to the contrary contained herein, PNC Bank on behalf of itself and any and all of its affiliates or assignees hereunder, agrees to indemnify and hold harmless Custodian and its directors, officers and employees from and against any and all damages, losses, costs, taxes, charges, expenses, assessments, claims and liabilities, including, without limitation, attorneys' fees and disbursements (collectively, "Losses"), arising directly from any action or omission to act by PNC Bank or any of its affiliates or assignees, as applicable, relating to this Agreement, including Losses arising out of any threatened, pending or completed claim, action, suit

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or proceeding, whether civil, criminal, administrative or investigative,  except to the extent such Losses were caused directly by the willful misfeasance, bad faith, negligence or reckless disregard by Custodian of its duties under this Agreement.

         14.       DESCRIPTION OF SERVICES.

                   (a) DELIVERY OF THE PROPERTY. Custodian, for the account of the Fund, will deliver or arrange for delivery to PNC Bank, all the Property owned by the Portfolios, including cash received as a result of the distribution of Shares, during the period that is set forth in this Agreement. PNC Bank will not be responsible for such property until actual receipt.

                   (b) RECEIPT AND DISBURSEMENT OF MONEY. PNC Bank, acting upon Written Instructions, shall open and maintain separate accounts in Custodian's name for the benefit of the Fund using all cash received from or for the account of the Fund, subject to the terms of this Agreement. In addition, upon Written Instructions, PNC Bank shall open separate custodial accounts for each separate series or Portfolio of the Fund (collectively, the "Accounts") and shall hold in the Accounts all cash received from or for the Accounts of the Fund specifically designated to each separate series or Portfolio.

         PNC Bank shall make cash payments from or for the Accounts of a Portfolio only for:

                             (i) purchases of securities in the name of a Portfolio or PNC Bank or PNC Bank's nominee as provided in sub-section (j) and for which PNC Bank has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

                             (ii) purchase or redemption of Shares of the Fund delivered to PNC Bank;

                             (iii)   payment    of,     subject    to    Written
                                     Instructions,        interest,       taxes,
                                     administration,  accounting,  distribution,
                                     advisory,   management   fees  or   similar
                                     expenses

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                                     which  are  to  be  borne  by  a Portfolio;

                             (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the shareholders, an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, PNC Bank may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.

                             (v) payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or delivered to PNC Bank;

                             (vi)    payments  of  the   amounts  of   dividends
                                     received with respect to securities sold short;

                             (vii) payments made to a sub-custodian pursuant to provisions in sub-section (c) of this Section; and

                             (viii) payments, upon Written Instructions, made for other proper Fund purposes.

         PNC Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.

                   (c)  RECEIPT OF SECURITIES; SUB-CUSTODIANS.

                             (i) PNC Bank shall hold all securities received by it for the Accounts in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement. PNC Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Board of Trustees, authorizing the transaction. In no case may any member of the Fund's Board of Trustees, or any officer, employee or agent of the Fund withdraw any securities.

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                                     At PNC Bank's own  expense  and for its own
                                     convenience,   PNC  Bank  may  enter   into
                                     sub-custodian  agreements with other United
                                     States banks or trust companies to perform duties described in this sub-section (c). Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PNC Bank, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PNC Bank. In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Fund.

                                     PNC Bank shall remain  responsible  for the
                                     performance   of  all  of  its   duties  as
                                     described in this  Agreement and shall hold
                                     the Fund and each  Portfolio  harmless from
                                     its  own  acts  or  omissions,   under  the
                                     standards of care provided for herein, or the acts and omissions of any sub-custodian chosen by PNC Bank under the terms of this sub-section (c).

                   (d) TRANSACTIONS REQUIRING INSTRUCTIONS. Upon receipt of Oral Instructions or Written Instructions and not otherwise, PNC Bank, directly or through the use of the Book-Entry System, shall:

                             (i) deliver any securities held for a Portfolio against the receipt of payment for the sale of such securities;

                             (ii) execute and deliver to such persons as may be designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Portfolio as owner of any securities may be exercised;

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                             (iii)   deliver  any   securities   to  the  issuer
                                     thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to PNC Bank;

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                             (iv)    deliver any securities held for a Portfolio
                                     against receipt of other securities or cash
                                     issued  or  paid  in  connection  with  the
                                     liquidation,  reorganization,  refinancing,
                                     tender  offer,  merger,   consolidation  or
                                     recapitalization of any corporation, or the exercise of any conversion privilege;

                             (v) deliver any securities held for a Portfolio to any protective committee, reorganization committee or other person in connection reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                             (vi) make such transfer or exchanges of the assets of the Portfolios and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

                             (vii) release securities belonging to a Portfolio to any bank or trust company for the purpose  of a pledge  or  hypothecation  to
                                     secure  any  loan  incurred  by the Fund on
                                     behalf   of   that   Portfolio;   provided,
                                     however,  that securities shall be released
                                     only upon payment to PNC Bank of the monies
                                     borrowed,   except   that  in  cases  where
                                     additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                             (viii) release and deliver securities owned by a Portfolio in connection with any repurchase agreement entered into on behalf of the Fund, but only on receipt of payment therefor; and pay out moneys of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

                             (ix) release and deliver or exchange securities owned by the Fund in connection with any conversion of such securities, pursuant to their terms, into other securities;

                             (x) release and deliver securities owned by the Fund for the purpose of redeeming in kind shares of the Fund upon delivery thereof to PNC Bank; and

                             (xi) release and deliver or exchange securities owned by the Fund for other

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                                     corporate purposes.

                                     PNC Bank  must  also  receive  a  certified
                                     resolution  describing  the  nature  of the
                                     corporate  purpose and the name and address
                                     of the person(s) to whom delivery  shall be
                                     made  when  such   action  is  pursuant  to
                                     sub-paragraph d (xi).

                   (e) USE OF BOOK-ENTRY SYSTEM. The Fund shall deliver to PNC Bank certified resolutions of the Fund's Board of Trustees approving, authorizing and instructing PNC Bank on a continuous basis, to deposit in the Book-Entry System all securities belonging to the Portfolios eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the
Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PNC Bank shall continue to perform such duties until it receives Written Instructions or Oral Instructions authorizing contrary actions.

         PNC Bank shall administer the Book-Entry System as follows:

                             (i) With respect to securities of each Portfolio which are maintained in the Book-Entry System, the records of PNC Bank shall identify by Book-Entry or otherwise those securities belonging to each Portfolio. PNC Bank shall furnish to the Fund a detailed statement of the Property held for each Portfolio under this Agreement at least monthly and from time to time and upon written request.

                             (ii) Securities and any cash of each Portfolio deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by PNC Bank in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. PNC Bank and its sub-custodian, if any, will pay out money only upon receipt of securities and will deliver securities only upon the receipt of money.

                             (iii) All books and records maintained by PNC Bank which relate to the Fund's participation in the Book-Entry System will at all times during PNC Bank's regular business hours be open to the inspection of
                                     Authorized  Persons,   and

                                     PNC Bank will furnish to Custodian and the Fund all information in respect of the services rendered as it may require.

         PNC Bank will also provide Custodian and the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

                   (f) REGISTRATION OF SECURITIES. All Securities held for a Portfolio which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by PNC Bank in bearer form; all other securities held for a Portfolio may be registered in the name of the Fund on behalf of that Portfolio, PNC Bank, the Book-Entry System, a sub-custodian, or any duly appointed nominees of the Fund, PNC Bank, Book-Entry System or sub-custodian. The Fund reserves the right to instruct PNC Bank as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to PNC Bank appropriate instruments to enable PNC Bank to hold or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System, any securities which it may hold for the Accounts and which may from time to time be registered in the name of the Fund on behalf of a Portfolio.

                   (g) VOTING AND OTHER ACTION. Neither PNC Bank nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of a Portfolio, except in accordance with Written Instructions. PNC Bank, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials to the registered holder of such securities. If the registered holder is not the Fund on behalf of a Portfolio, then PNC Bank shall deliver such materials timely to the applicable investment adviser for the Portfolio or such other party as may be identified for such purpose in Written Instructions.

                   (h) TRANSACTIONS NOT REQUIRING INSTRUCTIONS. In the absence of contrary Written Instructions, PNC Bank is authorized to take the following actions:

                             (i)     COLLECTION OF INCOME AND OTHER PAYMENTS.

                                     (A)    collect  and receive for the account
                                            of  each   Portfolio,   all  income,
                                            dividends,  distributions,  coupons,
                                            option premiums,  other payments and
                                            similar  items,  included  or  to be
                                            included  in the  Property,  and, in
                                            addition,   promptly   advise   each
                                            Portfolio of such receipt and credit
                                            such income,  as collected,  to each
                                            Portfolio's custodian account;

                                     (B)    endorse and deposit for  collection,
                                            in the  name  of the  Fund,  checks,
                                            drafts,  or  other  orders  for  the
                                            payment of money;

                                     (C)    receive  and hold for the account of
                                            each    Portfolio   all   securities
                                            received  as a  distribution  on the
                                            Portfolio's  securities  as a result
                                            of a stock dividend,  share split-up
                                            or reorganization, recapitalization,
                                            readjustment or other  rearrangement
                                            or distribution of rights or similar
                                            securities  issued  with  respect to
                                            any   securities   belonging   to  a
                                            Portfolio   and  held  by  PNC  Bank
                                            hereunder;

                                     (D)    present  for payment and collect the
                                            amount  payable upon all  securities
                                            which  may   mature  or  be  called,
                                            redeemed,  or retired,  or otherwise
                                            become  payable  on  the  date  such
                                            securities become payable; and

                                     (E)    take  any   action   which   may  be
                                            necessary  and proper in  connection
                                            with the  collection  and receipt of
                                            such income and other  payments  and
                                            the  endorsement  for  collection of
                                            checks, drafts, and other negotiable
                                            instruments.

                             (ii)    MISCELLANEOUS TRANSACTIONS.

                                     (A)    deliver  or  cause  to be  delivered
                                            Property  against  payment  or
                                            other   consideration   or   written
                                            receipt  therefor  in the  following
                                            cases:

                                            (1)  for  examination by a broker or
                                                 dealer  selling for the account
                                                 of a  Portfolio  in  accordance
                                                 with street delivery custom;

                                            (2)  for  the  exchange  of  interim
                                                 receipts      or      temporary
                                                 securities    for    definitive
                                                 securities; and

                                            (3)  for transfer of securities into
                                                 the name of the Fund on  behalf
                                                 of a  Portfolio  or PNC Bank or
                                                 nominee  of   either,   or  for
                                                 exchange  of  securities  for a
                                                 different   number   of  bonds,
                                                 certificates,      or     other
                                                 evidence, representing the same
                                                 aggregate face amount or number
                                                 of  units   bearing   the  same
                                                 interest  rate,  maturity  date
                                                 and  call  provisions,  if any;
                                                 provided   that,  in  any  such
                                                 case, the new securities are to
                                                 be delivered to PNC Bank.

                                     (B)    Unless  and until PNC Bank  receives
                                            Oral    Instructions    or   Written
                                            Instructions  to the  contrary,  PNC
                                            Bank shall:


                                            (1)  pay all income items held by it
                                                 which  call  for  payment  upon
                                                 presentation  and hold the cash
                                                 received   by  it   upon   such
                                                 payment for the account of each
                                                 Portfolio;

                                            (2)  collect   interest   and   cash
                                                 dividends received, with notice
                                                 to the Fund,  to the account of
                                                 each Portfolio;

                                            (3)  hold  for the  account  of each
                                                 Portfolio all stock  dividends,
                                                 rights and  similar  securities
                                                 issued  with   respect  to  any
                                                 securities  held  by PNC  Bank;
                                                 and

                                            (4)  execute  as agent on  behalf of
                                                 the    Fund    all    necessary
                                                 ownership certificates required
                                                 by the Internal Revenue Code or
                                                 the Income Tax  Regulations  of
                                                 the  United   States   Treasury
                                                 Department or under the laws of
                                                 any state now or  hereafter  in
                                                 effect,  inserting  the  Fund's
                                                 name, on behalf of a Portfolio,
                                                 on  such   certificate  as  the
                                                 owner of the securities covered
                                                 thereby,  to the  extent it may
                                                 lawfully do so.

                   (i)  SEGREGATED ACCOUNTS.

                             (i) PNC Bank shall upon receipt of Written Instructions or Oral Instructions establish and maintain segregated accounts on its records for and on behalf of each Portfolio. Such accounts may be used to transfer cash and securities, including securities in the Book-Entry System:

                                     (A)    for the  purposes of  compliance  by
                                            the   Fund   with   the   procedures
                                            required by a  securities  or option
                                            exchange,  providing such procedures
                                            comply  with  the  1940  Act and any
                                            releases of the SEC  relating to the
                                            maintenance  of segregated  accounts
                                            by registered  investment companies;
                                            and

                                     (B)    upon      receipt     of     Written
                                            Instructions,   for   other   proper
                                            corporate purposes.

                             (ii) PNC Bank shall arrange for the establishment of IRA custodian accounts for such shareholders holding Shares through IRA accounts, in accordance with the Fund's prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and with such other procedures as are mutually agreed
                                     upon   from  time  to  time  by  and  among
                                     Custodian,  the  Fund,  PNC  Bank  and  the
                                     Fund's transfer agent.

                   (j) PURCHASES OF SECURITIES. PNC Bank shall settle purchased securities upon receipt of Oral Instructions or Written Instructions on behalf of the Fund or its investment advisers that specify:

                             (i)     the name of the issuer and the title of the
                                     securities,   including   CUSIP  number  if
                                     applicable;

                             (ii) the number of shares or the principal amount purchased and accrued interest, if any;

                             (iii)   the date of purchase and settlement;

                             (iv)    the purchase price per unit;

                             (v)     the   total   amount   payable   upon  such
                                     purchase;

                             (vi)    the Portfolio involved; and

                             (vii) the name of the person from whom or the broker through whom the purchase was made. PNC Bank shall upon receipt of securities purchased by or for a Portfolio pay out of the moneys held for the account of the Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions or Written Instructions.

                   (k)  SALES  OF   SECURITIES.   PNC  Bank  shall  settle  sold
securities upon receipt of Oral Instructions or Written Instructions on behalf of the Fund that specify:


                             (i)     the name of the issuer and the title of the
                                     security,   including   CUSIP   number   if
                                     applicable;

                             (ii) the number of shares or principal amount sold, and accrued interest, if any;

                             (iii)   the date of trade and settlement;

                             (iv)    the sale price per unit;

                             (v) the total amount payable to the Fund upon such sale;

                             (vi) the name of the broker through whom or the person to whom the sale was made; and

                             (vii) the location to which the security must be delivered and delivery deadline, if any; and

                             (viii)  the Portfolio involved.

         PNC Bank shall deliver the securities upon receipt of the total amount payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral Instructions or Written Instructions. Subject to the foregoing, PNC Bank may accept payment in such form as shall be reasonably satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

                   (l)  REPORTS; PROXY MATERIALS.

                             (i) PNC Bank shall furnish to Custodian and the Fund the following reports:

                                     (A)    such periodic and special reports as
                                            Custodian   and/or   the   Fund  may
                                            reasonably request;

                                     (B)    a monthly statement  summarizing all
                                            transactions  and  entries  for  the
                                            account of each  Portfolio,  listing
                                            each Portfolio  securities belonging
                                            to each  Portfolio with the adjusted
                                            average  cost of each  issue and the
                                            market  value  at the  end  of  such
                                            month and stating  the cash  account
                                            of    each    Portfolio    including
                                            disbursements;

                                     (C)    the reports required to be furnished
                                            to the Fund  pursuant to Rule 17f-4;
                                            and

                                     (D)    such  other  information  as  may be
                                            agreed   upon   from  time  to  time
                                            between  Custodian  and/or  the Fund
                                            and PNC Bank.

                             (ii) PNC Bank shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as sub-custodian of the Property and PNC Bank shall use its best efforts, within reasonable limits, to transmit promptly to the Fund any class action notices and tender or exchange offers. PNC Bank shall be under no other obligation to inform the Fund as to such actions or events.

                   (m) COLLECTIONS. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PNC Bank) shall be at the sole risk of the Fund. If payment is not received by PNC Bank within a reasonable time after proper demands have been made, PNC Bank shall notify the Fund in writing, including copies of all demand letters, any written responses, memoranda of all oral responses and shall await instructions from the Fund. PNC Bank shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PNC Bank shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income collected after a reasonable time.

         15. DURATION AND TERMINATION. This Agreement shall be effective on the date first written above and shall continue for a period of five (5) years (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each provided that it may be terminated by the Fund, Custodian or PFPC without penalty during a Renewal Term upon written notice given at least sixty (60) days prior to termination. During either the Initial Term or the Renewal Terms, this Agreement may also be terminated on an earlier date by the Fund, Custodian or PFPC for cause.

         With respect to the Fund, cause shall mean PFPC's material breach of this Agreement causing it to fail to substantially perform its duties under this Agreement. In order for such material breach to constitute "cause" under this Paragraph, PFPC must receive written notice from the Fund specifying the material breach and PFPC shall not have corrected such breach within a 30-day period. Custodian may terminate this Agreement for cause immediately in the event of the appointment of a conservator or receiver for PNC Bank or any assignee or successor hereunder by the applicable regulator or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. With respect to PFPC, cause includes, but is not limited to, the failure of RSMC, on behalf of the Fund and each of the Portfolios, to pay the compensation set forth in writing pursuant to Paragraph 11 of this Agreement after it has received written notice from PFPC specifying the amount due and RSMC shall not have paid that amount within a 30-day period. A constructive termination of this Agreement will result where a substantial percentage of the Fund's assets are transferred, merged or are otherwise removed from the Fund to another fund(s) that is not serviced by PFPC.

         Any notice of termination for cause shall be effective sixty (60) days from the date of any such notice. Upon the termination hereof, RSMC shall pay to PFPC such compensation as may be due for the period prior to the date of such termination. Any termination effected shall not affect the rights and obligations of the parties under Paragraphs 12 and 13 hereof.

         In the event this Agreement is terminated (pending appointment of a successor to PNC Bank or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PNC Bank shall not deliver cash, securities or other property of the Portfolios to the Fund. If a successor to PNC Bank is not appointed by Custodian or the Fund within such sixty (60) day period, PNC Bank may deliver them to a bank or trust company of PNC Bank's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under the terms of this Agreement. PNC Bank shall not be required to make any such delivery or payment until full payment shall have been made to PNC Bank of all of its fees, compensation, costs and expenses. PNC Bank shall have a security interest in and shall have a right of setoff against the Property as security for the payment of such fees, compensation, costs and expenses.

         16. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed (a) if to PNC Bank at Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 19113, marked for the attention of the Custodian Services Department (or its successor) (b) if to Custodian, 1100 North Market St., Wilmington, DE., Attn: Corporate Custody (c) if to the Fund, c/o Wilmington Trust Company, 1100 North Market St., Wilmington, DE., Attn: Asset Management Department; or (d) if to none of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

         17. AMENDMENTS. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         18. DELEGATION; ASSIGNMENT. Subject to the provision of Section 14(c) hereof, PNC Bank may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PNC Bank gives the Fund thirty
(30) days' prior written notice; (ii) the delegate (or assignee) agrees with PNC Bank and the Fund to comply with all relevant provisions of the 1940 Act; and
(iii) PNC Bank and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

         19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         21.       MISCELLANEOUS.

                   (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

                   (b) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                   (c) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

                   (d) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                   (e) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                   (f) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                     PNC BANK, NATIONAL ASSOCIATION

                                     By:_________________________

                                     Title:______________________

                                     WILMINGTON TRUST COMPANY

                                     By:_________________________

                                     Title:______________________

                                     RODNEY SQUARE MANAGEMENT CORPORATION

                                     By:_________________________

                                     Title:______________________

ACKNOWLEDGED
AND AGREED TO:

THE RODNEY SQUARE TAX-EXEMPT FUND

By:_____________________

Title:__________________

                           AUTHORIZED PERSONS APPENDIX

          NAME (TYPE)                                         SIGNATURE


       _________________                                  _________________


       _________________                                  _________________


       _________________                                  _________________


       _________________                                  _________________


       _________________                                  _________________


       _________________                                  _________________